Investor Contact:  John Borden                   Press Contacts:  Kathleen Baum
                   212-270-7318                                   212-270-5089
                                                                  John Stefans
    For Immediate Release                                         212-270-7438


     Chase's Operating Income Rises to $946 million in the 1997 First Quarter
     ------------------------------------------------------------------------

New York, April 15, 1997 - The Chase Manhattan Corporation today reported fully diluted earnings per share of $2.01, before merger-related restructuring costs, an eleven percent increase from $1.81 in the first quarter of 1996. Primary earnings per share were $2.02 compared with $1.82 in the same 1996 quarter.

Operating net income in the 1997 first quarter rose nine percent to $946 million from $867 million in the same 1996 quarter.

   First Quarter 1997 Highlights
   -----------------------------

   - Revenue on a managed basis grew five percent, led by strong global markets, credit card and mortgage banking revenues, and higher custody, trust and asset management fees
   - Expenses declined two percent, reflecting incremental merger savings of $205 million and underlying growth of six percent
   - Return on average common stockholders' equity rose to 19.5 percent, compared with 18.0 percent
   - The efficiency ratio on a managed basis improved to 54.5 percent from 58.0 percent
   - The Corporation repurchased $609 million of its common equity during the quarter

     "First quarter earnings reflect the benefits of Chase's balanced business portfolio, with key wholesale and retail areas contributing solid results," said Walter V. Shipley, chairman and chief executive officer. "While revenue growth in the quarter was lower than our 1997 target, financial performance continues to be strong, as demonstrated by the significant improvement in the efficiency ratio and a higher return on equity."

     Including merger-related restructuring costs, net income in the 1997 first quarter was $927 million, compared with a loss of $89 million in the prior-year first quarter, which included a merger related charge of $1,026 million, net of taxes, and special items totaling $70 million, net of taxes.

LINE OF BUSINESS RESULTS

Global Wholesale Banking
------------------------

     Operating net income for Global Wholesale Banking in the first quarter of 1997 rose five percent from the first quarter of 1996, due primarily to significant revenue growth throughout Chase's global markets businesses. Total trading revenues were $586 million, including $173 million of trading-related net interest income, reflecting higher foreign exchange, derivatives and securities results worldwide. Global markets also benefited from higher treasury revenues in the 1997 first quarter in keeping with the Corporation's policy of managing this function on a total return basis. Revenues from Chase Capital Partners, while in line with the last eight quarters, declined from extremely strong first quarter 1996 levels.

     Net income from global services rose by 21 percent in the 1997 first quarter. Revenues within global investor services and global trust were particularly strong, reflecting active new business pipelines. Net income for global asset management and private banking increased eight percent, due to higher assets under management and increased client activity.

     Global investment banking and corporate lending results declined, compared with first quarter 1996 levels. While loan syndication volume increased and Chase maintained its lead position in the market, a change in the mix of business within the quarter led to lower transaction fees than in the prior-year quarter. Revenues from securities underwriting increased, particularly in the high yield area where Chase's market share grew substantially.

Regional and Nationwide Consumer Banking
----------------------------------------

     Regional and Nationwide Consumer Banking operating net income rose four percent in the 1997 first quarter, reflecting a six percent increase in revenues and flat expenses, offset in part by higher loan losses, primarily in the credit card business.

     Credit card results were lower in the first quarter of 1997 than the year-ago quarter, reflecting higher credit card charge-offs and increased spending related to the launch of the Wal-Mart co-branded credit card. Credit card revenues grew 15 percent, benefiting from an increase of over $2 billion in average managed receivables and the effect of higher fees and risk-based pricing initiatives.

     Mortgage banking net income more than doubled in the first quarter of 1997. Revenues increased 13 percent, reflecting higher levels of servicing assets and mortgage loans and sharply lower expenses due to the reengineering of Chase's mortgage originations business.

     Net income for national consumer finance declined 21 percent in the first quarter of 1997, the result of several one-time items. These factors offset solid revenue and income growth in a number of Chase's consumer finance businesses, particularly in auto finance, where managed receivables increased by $5 billion from 1996 first quarter levels.

     Net income for Chase's deposit and investment business increased 25 percent, the result of significant expense reductions from branch consolidations and other initiatives.

     Net income for Texas Commerce Bank, Middle Market and International Consumer were relatively stable with last year's levels.


CORPORATE FINANCIAL RESULTS

Asset Quality
-------------

     Total managed consumer net charge-offs in the first quarter of 1997 were $422 million, of which $209 million were related to assets retained on the balance sheet. That compared with net charge-offs of $315 million in the first quarter of 1996, of which $210 million were related to retained assets.

     Managed credit card net charge-offs were $358 million in the 1997 first quarter or 5.66 percent of average managed receivables. That compared with $270 million, and 4.66 percent of average managed receivables in the prior-year first quarter.

     Total commercial net charge-offs were $10 million in the first quarter of 1997 compared with $44 million in the first quarter of 1996.

    Nonperforming assets, at March 31, 1997, were $1,126 million, compared with $1,151 million on December 31, 1996, and $1,686 million on March 31, 1996.

     At March 31, 1997, the aggregate allowances for credit losses were $3,695 million and $3,683 million on the same date a year ago.

Other Financial Data
--------------------

     Total revenue in the 1997 first quarter was $4,150 million, which included a $44 million gain on the sale of a non-strategic foreign investment, compared with $4,035 million in the first 1996 quarter.

     Total noninterest expense of $2,417 million in the first quarter of 1997, included $50 million of costs due to the accelerated vesting of stock-based incentive awards.

    During the 1997 first quarter, the Corporation purchased approximately 6.1 million common shares as part of a stock repurchase plan announced in October of 1996. The Corporation reissued approximately 3.6 million treasury shares under the Corporation's employee benefit plans, resulting in a net repurchase of 2.5 million shares ($279 million) of its common stock.

                                     # # #


     Note: On March 31, 1996, The Chase Manhattan Corporation merged with and into Chemical Banking Corporation. Upon consummation of the merger, Chemical changed its name to The Chase Manhattan Corporation. The merger was accounted for as a pooling-of-interests and, accordingly, the information included in this release reports the combined results of Chase and Chemical as though the merger had been in effect for all periods presented.





                                         THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                       FINANCIAL HIGHLIGHTS
                                       (in millions, except per share, ratio and unit data)

                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                    -------------------------------
                                                                                      1997                  1996
                                                                                    ---------            --------
   EARNINGS:
   Income Before Restructuring Costs                                                $    946             $   937
   Restructuring Costs (After-Tax)                                                       (19)(a)          (1,026)(a)
                                                                                    --------              ------
   Net Income (Loss)                                                                $    927             $   (89)
                                                                                    ========             =======
   Net Income (Loss) Applicable to Common Stock                                     $    872             $  (143)
                                                                                    ========             =======


   INCOME PER COMMON SHARE:
   Primary:
       Income Before Restructuring Costs                                            $   2.02             $   1.98
       Restructuring Costs (After-Tax)                                                 (0.04)(a)            (2.30)(a)
                                                                                    --------             --------
       Net Income (Loss)                                                            $   1.98             $  (0.32)
                                                                                    ========             ========
   Assuming Full Dilution:
       Income Before Restructuring Costs                                            $   2.01             $   1.97
       Restructuring Costs (After-Tax)                                                 (0.04)(a)            (2.29)(a)
                                                                                    --------             --------
       Net Income (Loss)                                                            $   1.97             $  (0.32)
                                                                                    ========             ========

   PER COMMON SHARE:
   Book Value at March 31,                                                          $  42.59             $  39.41
   Market Value at March 31,                                                        $  93.88             $  70.50
   Common Stock Dividends Declared (b)                                              $   0.62             $   0.56

   COMMON SHARES OUTSTANDING:
   Average Common and Common Equivalent Shares                                         441.0                446.1
   Average Common Shares Assuming Full Dilution                                        442.6                449.1
   Common Shares at Period End                                                         428.3                434.3

   PERFORMANCE RATIOS: (Average Balances)(c)
   Income Before Restructuring Costs:
       Return on Assets                                                                 1.13%                1.20%
       Return on Common Stockholders' Equity                                           19.54%               19.53%
       Return on Total Stockholders' Equity                                            18.15%               18.09%
   Net Income:
       Return on Assets                                                                 1.11%                  NM
       Return on Common Stockholders' Equity                                           19.12%                  NM
       Return on Total Stockholders' Equity                                            17.78%                  NM
   Efficiency Ratio (d)                                                                   58%                  60%
   Efficiency Ratio - Excluding Securitizations(d)                                        55%                  58%

   CAPITAL RATIOS AT MARCH 31:
   Common Stockholders' Equity to Assets                                                 5.4%                 5.7%
   Total Stockholders' Equity to Assets                                                  6.1%                 6.5%
   Tier 1 Leverage  (e)                                                                  6.9%                 6.4%
   Risk-Based Capital: (e)
       Tier 1 (4.0% required)                                                            8.4% *               7.9%
       Total (8.0% required)                                                            12.1% *              12.0%

   FULL-TIME EQUIVALENT EMPLOYEES AT MARCH 31,                                        67,877               71,311

 (a) Reflects   merger-related   restructuring   charge  of  $1,022  million,
     after-tax, which was recorded on March 31, 1996. In addition, after-tax merger-related expenses were incurred ($4 million in the first quarter of 1996 and $19 million in the first quarter of 1997) and recognized under an existing accounting pronouncement.
 (b) The Corporation increased its quarterly common stock dividend to $0.62 per share, from $0.56 per share, in the first quarter of 1997.
 (c) Performance ratios are based on annualized amounts.
 (d) Excludes restructuring costs, foreclosed property expense and nonrecurring items.
 (e) The 1997 ratios include the impact of the issuance of $550 million of preferred stock (the "Series A Preferred Shares")of Chase Preferred Capital Corporation, and the issuance of $1,390 million of Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures (the "Capital Securities").
   *Estimated
   NM - As a result of the loss, these ratios are not meaningful.


                                         THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                 CONSOLIDATED STATEMENT OF INCOME
                                               (in millions, except per share data)

                                                                                                 Three Months Ended
                                                                                   ------------------------------------------------
                                                                                     Mar. 31,          Dec. 31,          Mar. 31,
                                                                                       1997              1996              1996
                                                                                   -------------     --------------     -----------
INTEREST INCOME
Loans                                                                               $   3,112         $   3,048        $  3,241
Securities                                                                                722               767             720
Trading Assets                                                                            626               615             413
Federal Funds Sold and Securities Purchased Under Resale Agreements                       559               571             501
Deposits with Banks                                                                       106                97             172
                                                                                    ---------          --------         -------
    Total Interest Income                                                               5,125             5,098           5,047
                                                                                     ========          ========         =======

INTEREST EXPENSE
Deposits                                                                                1,515             1,520           1,644
Short-Term and Other Borrowings                                                         1,302             1,304           1,026
Long-Term Debt                                                                            257               233             227
                                                                                    ---------         ---------        --------
    Total Interest Expense                                                              3,074             3,057           2,897
                                                                                    ---------         ---------        --------

NET INTEREST INCOME                                                                     2,051             2,041           2,150(a)
Provision for Credit Losses                                                               220               182             245
                                                                                    ---------         ---------        --------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                                   1,831             1,859           1,905
                                                                                    ---------         ---------        --------


NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                                    168               213             224
Trust, Custody, and Investment Management Fees                                            310               294             285
Credit Card Revenue                                                                       278               320             233
Service Charges on Deposit Accounts                                                        91                98              99
Fees for Other Financial Services                                                         383               377             378
Trading Revenue                                                                           422               289             355
Securities Gains                                                                          101                25              52
Revenue from Equity-Related Investments                                                   164               172             223
Other Revenue                                                                             182(b)            109              36(c)
                                                                                   ----------         ---------        --------
    Total Noninterest Revenue                                                           2,099             1,897           1,885
                                                                                   ----------         ---------        --------

NONINTEREST EXPENSE
Salaries                                                                                1,124(d)          1,070           1,076
Employee Benefits                                                                         222               185             305(e)
Occupancy Expense                                                                         187               192             221
Equipment Expense                                                                         190               180             184
Foreclosed Property Expense                                                                 3                (1)             (9)
Other Expense                                                                             691               677             660
                                                                                   ----------         ---------        --------
    Total Noninterest Expense Before Restructuring Charge                               2,417             2,303           2,437
Restructuring Charge and Expenses                                                          30               104           1,656
                                                                                   ----------         ---------        --------
    Total Noninterest Expense                                                           2,447             2,407           4,093
                                                                                   ----------         ---------        --------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)                                       1,483              1,349           (303)
Income Tax Expense (Benefit)                                                              556                513           (214)(f)
                                                                                   ----------         ----------      ---------

NET INCOME (LOSS)                                                                   $     927         $      836       $    (89)
                                                                                    =========         ==========       ========
NET INCOME (LOSS)  APPLICABLE TO COMMON STOCK                                       $     872         $      781       $   (143)
                                                                                    =========         ==========       ========

NET INCOME (LOSS) PER COMMON SHARE:
    Primary                                                                         $    1.98         $     1.74       $  (0.32)
                                                                                    =========         ==========       ========
    Assuming Full Dilution                                                          $    1.97         $     1.74       $  (0.32)
                                                                                    =========         ==========       ========

(a)  Includes $54 million of interest related to tax audit settlements.
(b) Includes $44 million gain on the sale of a partially-owned foreign investment.
(c)  Includes $60 million loss on the sale of a building in Japan.
(d) Includes $50 million of costs for the accelerated vesting of stock-based incentive awards as a result of the improvement in the Corporation's stock price.
(e) Includes $40 million charge related to combining the Corporation's foreign retirement plans.
(f) Includes tax benefits related to the restructuring charge as well as aggregate tax benefits and refunds.

Certain amounts have been reclassfied to conform to current presentation.


                                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                     NONINTEREST REVENUE DETAIL
                                                            (in millions)

                                                                                                Three Months Ended
                                                                                   ------------------------------------------
                                                                                    Mar. 31,       Dec. 31,        Mar. 31,
                                                                                      1997           1996            1996
                                                                                   -----------     ----------      ----------

FEES FOR OTHER FINANCIAL SERVICES:
Fees in Lieu of Compensating Balances                                              $     81         $    72         $    74
Commissions on Letters of Credit and Acceptances                                         72              78              89
Mortgage Servicing Fees                                                                  56              45              50
Loan Commitment Fees                                                                     27              28              30
Other Fees                                                                              147             154             135
                                                                                   --------         -------         -------
    Total                                                                          $    383         $   377         $   378
                                                                                   ========         =======         =======

TRADING-RELATED REVENUE: (a)
Interest Rate Contracts                                                             $   183         $    85         $   146
Foreign Exchange Revenue                                                                169             103             140
Debt Instruments and Other                                                              243             269             230
                                                                                    -------         -------         -------
    Total                                                                           $   595         $   457         $   516
                                                                                    =======         =======         =======

OTHER REVENUE:
Residential Mortgage Origination/Sales Activities                                   $    31         $    22         $    28
Net Losses on Emerging Markets Securities Sales                                          --             (15)            (35)
Gain on Sale of a Partially-owned Foreign Investment                                     44              --              --
Loss on Sale of a Building in Japan                                                      --              --             (60)
All Other Revenue                                                                       107             102             103
                                                                                    -------         -------         -------
    Total                                                                           $   182         $   109         $    36
                                                                                    =======         =======         =======

(a) Includes net interest income attributable to trading activities.

-------------------------------------------------------------------------------

                                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                     NONINTEREST EXPENSE DETAIL
                                                            (in millions)


                                                                                                Three Months Ended
                                                                                   ------------------------------------------
                                                                                    Mar. 31,       Dec. 31,        Mar. 31,
                                                                                      1997           1996            1996
                                                                                   -----------     ----------      ----------

OTHER EXPENSE:
Professional Services                                                               $   133         $   133         $   129
Marketing Expense                                                                       103             110              90
Telecommunications                                                                       75              77              85
Amortization of Intangibles                                                              41              42              43
Minority Interest                                                                        19(a)           18(a)            9
All Other                                                                               320             297             304
                                                                                    -------         -------         -------
    Total                                                                           $   691         $   677         $   660
                                                                                    =======         =======         =======

(a) Includes minority interest related to the Series A Preferred Shares of $11 million in the first quarter 1997 and $13 million in the fourth quarter 1996.


                                      THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                 CONSOLIDATED BALANCE SHEET
                                                        (in millions)
                                                                                               March 31,       March 31,
                                                                                                 1997            1996
                                                                                               ----------      ----------
   ASSETS
   Cash and Due from Banks                                                                    $   14,349       $  10,846
   Deposits with Banks                                                                             3,298           6,257
   Federal Funds Sold and Securities
       Purchased Under Resale Agreements                                                          34,554          19,292
   Trading Assets:
       Debt and Equity Instruments                                                                34,753          24,804
       Risk Management Instruments                                                                32,725(a)       23,641
   Securities:
       Available-for-Sale                                                                         40,372          38,646
       Held-to-Maturity                                                                            3,603           4,398
   Loans (Net of Allowance for Loan Losses of $3,550 in 1997 and $3,683 in 1996)                 152,332(a)      145,648
   Premises and Equipment                                                                          3,640           3,801
   Due from Customers on Acceptances                                                               2,280           2,053
   Accrued Interest Receivable                                                                     3,215           2,489
   Other Assets                                                                                   15,217          20,109
                                                                                              ----------       ---------
       TOTAL ASSETS                                                                           $  340,338       $ 301,984
                                                                                              ==========       =========

   LIABILITIES
   Deposits:
     Domestic:
       Noninterest-Bearing                                                                    $   39,932       $  32,984
       Interest-Bearing                                                                           66,685          63,619
     Foreign:
       Noninterest-Bearing                                                                         4,066           4,100
       Interest-Bearing                                                                           65,347          68,231
                                                                                              ----------        --------
   Total Deposits                                                                                176,030         168,934
   Federal Funds Purchased and Securities
       Sold Under Repurchase Agreements                                                           55,939          37,369
   Commercial Paper                                                                                3,780           4,867
   Other Borrowed Funds                                                                            7,819           7,879
   Acceptances Outstanding                                                                         2,280           2,060
   Trading Liabilities                                                                            46,147          33,025
   Accounts Payable, Accrued Expenses and Other Liabilities                                       13,242(a)       15,106
   Long-Term Debt                                                                                 12,419          12,977
   Guaranteed Preferred Beneficial Interests in Corporation's
       Junior Subordinated Deferrable Interest Debentures                                          1,390(b)           --
                                                                                              ----------        --------
       TOTAL LIABILITIES                                                                         319,046         282,217
                                                                                              ----------        --------

   PREFERRED STOCK OF SUBSIDIARY                                                                     550(c)           --
                                                                                              ----------        --------

   STOCKHOLDERS' EQUITY
   Preferred Stock                                                                                 2,500           2,650
   Common Stock                                                                                      441             438
   Capital Surplus                                                                                10,299          10,558
   Retained Earnings                                                                               9,235           6,969
   Net Unrealized Loss on Securities Available-for-Sale, Net of Taxes                              (559)           (610)
   Treasury Stock, at Cost                                                                       (1,174)           (238)
                                                                                              ---------       ---------
       TOTAL STOCKHOLDERS' EQUITY                                                                20,742          19,767
                                                                                              ---------       ---------
       TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
          AND STOCKHOLDERS' EQUITY                                                            $ 340,338       $ 301,984
                                                                                              =========       =========

(a) At March 31, 1997, in accordance with a recently issued accounting pronouncement, the allowance for credit losses has been allocated into three components: a $3,550 million allowance for loan losses, which is reported net in Loans; an allowance for credit losses on derivative and foreign exchange financial instruments of $75 million, which is reported net in Trading Assets - Risk Management Instruments; and an allowance for credit losses on letters of credit and guarantees of $70 million, which is reported in Other Liabilities. Prior period amounts have not been reclassified due to immateriality.
(b) Reflects issuances, by subsidiaries of the Corporation, in the fourth quarter 1996 and first quarter 1997 of Capital Securities which qualify as Tier l Capital for the Corporation.
(c) Reflects the issuance in September 1996 of Series A Preferred Shares, which qualify as Tier I Capital for the Corporation.

                                    THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                              CONSOLIDATED STATEMENT OF CHANGES
                                                   IN STOCKHOLDERS' EQUITY
                                                        (in millions)
                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                   --------------------------------
                                                                                       1997                1996
                                                                                   -------------       ------------

    PREFERRED STOCK:
    Balance at Beginning of Year                                                    $   2,650          $   2,650
    Redemption of Stock                                                                  (150)                --
                                                                                    ---------          ---------
    Balance at End of Period                                                        $   2,500          $   2,650
                                                                                    ---------          ---------

    COMMON STOCK:
    Balance at Beginning of Year                                                    $     441          $     458
    Retirement of Treasury Stock                                                           --                (20)
                                                                                    ---------          ---------
    Balance at End of Period                                                        $     441          $     438
                                                                                    ---------          ---------

    CAPITAL SURPLUS:
    Balance at Beginning of Year                                                    $  10,459          $  11,075
    Retirement of Treasury Stock                                                           --               (433)
    Shares Issued for Employee Stock-Based
       Awards and Certain Related Tax Benefits                                           (160)               (84)
                                                                                    ---------          ---------
    Balance at End of Period                                                        $  10,299          $  10,558
                                                                                    ---------          ---------

    RETAINED EARNINGS:
    Balance at Beginning of Year                                                    $   8,627          $   7,997
    Net Income (Loss)                                                                     927                (89)
    Retirement of Treasury Stock                                                           --               (557)
    Cash Dividends Declared:
       Preferred Stock                                                                    (55)               (54)
       Common Stock                                                                      (265)              (328)(a)
    Accumulated Translation Adjustment                                                      1                 --
                                                                                    ---------          ---------
    Balance at End of Period                                                        $   9,235          $   6,969
                                                                                    ---------          ---------

    NET UNREALIZED LOSS ON SECURITIES AVAILABLE-FOR-SALE:
    Balance at Beginning of Year                                                    $    (288)         $    (237)
    Net Change in Fair Value of Securities Available-for-Sale,
       Net of Taxes                                                                      (271)              (373)
                                                                                    ---------          ---------
    Balance at End of Period                                                        $    (559)         $    (610)
                                                                                    ---------          ---------

    COMMON STOCK IN TREASURY, AT COST:
    Balance at Beginning of Year                                                    $    (895)         $  (1,107)
    Retirement of Treasury Stock                                                           --              1,010
    Purchase of Treasury Stock                                                           (609)              (708)
    Reissuance of Treasury Stock                                                          330                567
                                                                                    ---------          ---------
    Balance at End of Period                                                        $  (1,174)         $    (238)
                                                                                    ---------          ---------

    TOTAL STOCKHOLDERS' EQUITY                                                      $  20,742          $  19,767
                                                                                    =========          =========

(a) Includes fourth quarter 1995 common stock dividends of $80 million declared and paid by old Chase in the 1996 first quarter.



                                             THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                        CREDIT RELATED INFORMATION
                                                               (in millions)

                                                   Loans Outstanding                   Nonperforming Assets
                                               --------------------------         ----------------------------
                                                        March 31,                          March 31,
                                                    1997            1996            1997             1996
                                                 ----------      ----------       --------         --------
DOMESTIC COMMERCIAL:
   Commercial Real Estate                        $   5,751       $   6,514        $   206          $    442
   Other Commercial                                 42,484          38,101            368               476
                                                 ---------       ---------        -------          --------
     Total Commercial Loans                         48,235          44,615            574               918
                                                 ---------       ---------        -------          --------
Domestic Consumer:
   Residential Mortgage                             36,586          35,908            267               246
   Credit Card                                      11,145          13,704             --                --
   Other Consumer                                   21,020          19,449             36                37
                                                 ---------        --------        -------          --------
     Total Consumer Loans                           68,751          69,061            303               283
                                                 ---------        --------        -------          --------
Total Domestic Loans                               116,986         113,676            877             1,201
Foreign                                             38,896          35,655            121               336
                                                 ---------       ---------        -------          --------
Total Loans                                      $ 155,882       $ 149,331            998             1,537
                                                 =========       =========

Assets Acquired as Loan Satisfactions                                                 128               149
                                                                                  -------           -------
Total Nonperforming Assets                                                        $ 1,126          $  1,686
                                                                                  =======             =====

Assets Held For Accelerated Disposition                                           $   229          $    212
                                                                                  =======          ========

                                                                                      Three Months Ended
                                                                                            March 31,
                                                                                  ----------------------------
                                                                                    1997             1996
                                                                                  --------         --------
NET CHARGE-OFFS:
  Domestic Commercial:
    Commercial Real Estate                                                        $    (4)         $    (4)
    Other Commercial                                                                   14               48
                                                                                  -------          -------
      Total Commercial                                                                 10               44
                                                                                  -------          -------
  Domestic Consumer:
    Residential Mortgage                                                                7                8
    Credit Card                                                                       150              165
    Other Consumer                                                                     52               37
                                                                                  -------          -------
      Total Consumer                                                                  209              210
                                                                                  -------          -------
  Total Domestic Net Charge-offs                                                      219              254
  Foreign                                                                               1               (9)
                                                                                  -------          -------
Subtotal Net Charge-offs                                                              220              245
  Charge Related to Conforming Credit Card Charge-off Policies                         --              102
                                                                                  -------          -------
Total Net Charge-offs                                                             $   220          $   347
                                                                                  =======          =======


                                             THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                                      CREDIT CARD RELATED INFORMATION
                                                       (in millions, except ratios)

                                                                                        As of or For The
                                                                                       Three Months Ended
                                                                                            March 31,
                                                                                  -------------------------------
                                                                                       1997              1996
                                                                                  -------------      ------------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                                           $  25,318          $   23,183
Past Due 90 Days & Over and Accruing                                              $     622          $      495
  As a Percentage of Average Credit Card Receivables                                   2.46%               2.15%
Net Charge-offs                                                                   $     358(a)       $      270(a)
  As a Percentage of Average Credit Card Receivables                                   5.66%               4.66%

(a)   Excludes a charge related to conforming credit card charge-off policies.



FAVORABLE (UNFAVORABLE) IMPACT OF CREDIT CARD                                          Three Months Ended
 SECURITIZATIONS ON REPORTED CONSOLIDATED                                                   March 31,
   STATEMENT OF INCOME LINE ITEMS:                                                -------------------------------
                                                                                      1997              1996
                                                                                  ------------       ------------
Net Interest Income                                                               $     (298)        $       (187)
Provision for Credit Losses                                                              214                  105
Credit Card Revenue                                                                       68                   75
Other Revenue                                                                             (2)                   3
                                                                                  ----------         ------------
Pre-tax Income (Loss) Impact of Securitizations                                   $      (18)        $         (4)
                                                                                  ==========         ============


                                              THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                      Condensed Average Consolidated Balance Sheet, Interest and Rates
                                              (Taxable-Equivalent Interest and Rates; in millions)

                                                                   Three Months Ended                     Three Months Ended
                                                                     March 31, 1997                         March 31, 1996
                                                      ------------------------------------     ------------------------------------
                                                        Average                   Rate          Average                   Rate
                                                        Balance     Interest  (Annualized)      Balance     Interest   (Annualized)
                                                      ----------    --------  ------------     ---------    --------   ------------
 ASSETS
 Liquid Interest-Earning Assets                       $  72,778     $  1,291     7.19%         $  62,321    $  1,086      7.01%
 Securities                                              43,547          726     6.76%            42,706         725      6.83%
 Loans                                                  153,030        3,114     8.25%           149,634       3,241      8.71%
                                                      ---------     --------                   ---------    --------
 Total Interest-Earning Assets                          269,355        5,131     7.73%           254,661       5,052      7.98%
 Total Noninterest-Earning Assets                        69,914                                   58,264
                                                      ---------                                ---------
     Total Assets                                     $ 339,269                                $ 312,925
                                                      =========                                =========

 LIABILITIES
 Total Interest-Bearing Deposits                      $ 132,121        1,515     4.65%         $ 133,778       1,644      4.94%
 Total Short-Term and Other Borrowings                   81,135        1,302     6.51%            66,742       1,026      6.20%
 Long-Term Debt                                          13,523          257     7.70%            12,976         227      7.05%
                                                      ---------     --------                   ---------    --------
 Total Interest-Bearing Liabilities                     226,779        3,074     5.50%           213,496       2,897      5.46%
                                                                    --------                                --------
 Noninterest-Bearing Deposits                            40,897                                   38,747
 Other Noninterest-Bearing Liabilities                   49,901                                   39,844
                                                      ---------                                ---------
     Total Liabilities                                  317,577                                  292,087
                                                      ---------                                ---------
 PREFERRED STOCK OF SUBSIDIARY                              550                                       --
                                                      ---------                                ---------
 STOCKHOLDERS' EQUITY
 Preferred Stock                                          2,648                                    2,650
 Common Stockholders' Equity                             18,494                                   18,188
                                                      ---------                                ---------
     Total Stockholders' Equity                          21,142                                   20,838
                                                      ---------                                ---------
     Total Liabilities and Stockholders' Equity       $ 339,269                                $ 312,925
                                                      =========                                =========

 INTEREST RATE SPREAD                                                            2.23%                                    2.52%
                                                                                 ====                                     ====
 NET INTEREST INCOME AND NET YIELD
     ON INTEREST-EARNING ASSETS                                     $  2,057     3.10%                      $  2,155      3.41%
                                                                    ========     ====                       ========      ====

 NET INTEREST INCOME AND NET YIELD
     ON INTEREST-EARNING ASSETS -
     MANAGED BASIS (a)                                              $  2,355     3.38%                      $  2,342      3.59%
                                                                    ========     ====                       ========      ====

 (a)  Excludes the impact of the credit card securitizations.


                                              The Chase Manhattan Corporation and Subsidiaries
                                                         Lines of Business Results
                                                        (in millions, except ratios)

                                                 Global                 Regional and Nationwide
Three Months Ended                          Wholesale Banking               Consumer Banking                 Total (a)
   March 31,                             ------------------------       -------------------------     -------------------------
                                            1997          1996              1997          1996            1997          1996
---------------------------              ----------    ----------       ------------   ----------     -----------   -----------
Revenues                                 $   2,329      $  2,225         $    2,129     $  2,005      $    4,150     $   4,041
Operating Net Income                           657           623                331          317             946           867
Average Common Equity                        9,527         9,769              6,555        6,353          18,494        18,188
Average Assets                             233,449       211,279            116,766      109,357         339,269       312,925
Return on Common Equity (ROCE)                26.8%         24.4%              19.3%        18.9%           19.5%         18.0%
Efficiency Ratio                                51%           52%                53%          57%             58%           60%


                                                                     GLOBAL WHOLESALE BANKING
                                                                      KEY FINANCIAL MEASURES

                                                     1997                                                 1996
                                  ---------------------------------------------    ---------------------------------------------
Three Months Ended                               Net                Efficiency                    Net                Efficiency
    March 31,                      Revenue     Income      ROCE       Ratio         Revenue     Income      ROCE        Ratio
-------------------                -------     ------      ----       -----         -------     ------      ----        -----

Global Investment Banking
  and Corporate Lending            $ 448        $ 115      12.5%       45%          $  531      $ 175       19.5%        35%
Global Markets                       904          317      58.4        44              622        175       28.4         58
Chase Capital Partners               135           73      25.6        13              248        146       57.1          6
Global Asset Management
  and Private Banking                202           41      32.2        65              192         38       28.9         64
Global Services                      509           76      27.7        76              480         63       22.7         78
Terminal Businesses (b)                3          (17)       NM        NM               10         (9)        NM         NM



                                                         REGIONAL and NATIONWIDE CONSUMER BANKING
                                                                   KEY FINANCIAL MEASURES

                                                     1997                                                 1996
                                  ---------------------------------------------    ---------------------------------------------
Three Months Ended                               Net                Efficiency                    Net                Efficiency
    March 31,                      Revenue     Income      ROCE       Ratio         Revenue     Income      ROCE        Ratio
-------------------                -------     ------      ----       -----         -------     ------      ----        -----

Credit Cards                       $ 730        $  56      14.8%       39%          $  635      $  72       19.4%        40%
Deposits and Investments (c)         477           69      26.0        74              476         55       21.0         79
Middle Market                        230           62      23.9        46              237         59       22.6         50
Mortgage Banking                     186           46      14.6        56              165         22        6.6         72
National Consumer Finance            155           27      23.1        43              150         34       30.1         42
International Consumer                65           15      80.6        58               61         15       76.2         60
Texas Commerce                       320           66      17.5        63              308         68       19.3         62


(a)  Total column includes Corporate results.
(b) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.
(c) Insurance products managed within Deposits and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $24 million and $19 million in 1997 and 1996, respectively.